Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA ANNOUNCES RESULTS FOR SECOND QUARTER 2006

Poway, CA, July 26, 2006 – ALDILA, INC. (NASDAQ:NMS:ALDA) announced today net sales of $17.4 million for the three months ended June 30, 2006 and net income of $2.7 million ($0.47 fully diluted per share). In the comparable 2005 second quarter, the Company had net sales of $21.8 million and net income of $3.6 million ($0.66 fully diluted per share). For the six months ended June 30, 2006, net sales decreased by $1.5 million to $38.2 million from the same period in 2005 and net income of $7.0 million remained the same as compared to the same period in 2005.

“In our second quarter 2006 sales of golf and related products were 25% lower than in the comparable quarter of 2005,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO. “Sales of composite prepreg materials in the second quarter of 2006 were up 28% as compared to the 2005 period and represented 15% of consolidated sales in the current quarter. The average selling price of golf shafts decreased 9% quarter on quarter on a 21% decrease in unit sales. Branded golf shaft sales decreased 30% and co-branded sales decreased by 34% versus the 2005 second quarter and together represented 53% of our golf shaft sales in the current quarter as compared to 56% in the comparable quarter last year. Lower average selling prices for golf shafts sold along with a charge for certain non-branded shaft products totaling $380,000 for inventory reserves and sales returns affected our gross margin, which decreased to 36% for the second quarter of 2006 as compared to 37% in the second quarter of 2005. The Company’s backlog of sales orders at June 30, 2006 of $9.4 million was lower than the $12.7 million at June 30, 2005,” Mr. Mathewson said.

“Our decline in results in the second quarter 2006 versus the second quarter 2005 was attributed to a general lack of new club programs in the golf club market, which resulted in a slowing of our branded sales. Customers indicate several new programs are slated to begin in the late third and fourth quarters of this year and we believe our OEM customers have slowed their order rate to manage inventories on older product lines. Two of the largest golf club companies are offering one of the most aggressive promotions in recent memory, buy a driver and receive a fairway wood at no charge. This is a sign of a lackluster golf equipment market. NV™ shaft sales appear to have peaked and their sales are likely to decline over time as new products enter the market place. We are optimistic that our VS Proto™ ‘ByYou’ wood shaft and hybrid shaft will help make up the decline in NV™ sales. Several of our OEM customers have signed on for programs using this new shaft which has a selling price higher than our NV™ shafts. We believe production and sales of these new shafts will increase in the second half of the year. While our sales and our backlog for second quarter 2006 are below levels from last year, our six month sales numbers are only slightly below 2005 and we are pleased with the new programs developing for the second half of the year and the sales potential of our VS Proto™ ‘ByYou’ wood and hybrid shaft model. We believe the use of branded shafts in drivers, fairway woods and hybrids will continue and Aldila will remain a strong force in the branded shaft market,” said Mr. Mathewson.

“Our numbers continue to increase on Tour. The Aldila NV™ and VS Proto™ ‘ByYou’ shafts are leading shafts on the PGA and Nationwide Tours. Players using the new VS Proto™ have won several tournaments in the first half of 2006, including the 2006 U.S. Open. PGA Tour Professionals have won nearly $15,000,000 during 2006 using drivers featuring Aldila shafts. On the Nationwide Tour, Aldila remains the leading wood and hybrid shaft manufacturer, some weeks having nearly three times as many hybrid shafts in play as compared to our nearest competitor. Aldila shafts remain the top choice at the club professional level as well. During the recent PGA Club Professional Championship, Aldila was the leading wood and hybrid shaft in play. This success on Tour has continued to spur demand for the NV™ and NVS wood and hybrid shafts in the market. The Aldila NV™ remains the leading shaft sold through major OEMs in their custom upgrade and stock custom offerings. Our market success was underscored in the recently completed Darrell Sun Belt Consumer Survey where Aldila was the overwhelming favorite shaft brand by two to one over our nearest competitor for use in new drivers, hybrid clubs and fairway woods,” Mr. Mathewson said.

“Sales of prepreg composite material continued to grow with a 28% increase in sales versus the second quarter of 2005. Our new resin filmer is now fully operational and our sixth prepreg tape line is scheduled to be installed and operational in the fourth quarter of this year which will increase our production capacity,” Mr. Mathewson said.

“In our hockey business we are focusing on strengthening Mission/Itech’s pro service business as we both believe this will benefit their retail sales efforts. Plans are being implemented to allow for rapid prototyping of NHL player custom stick orders. Our hockey sales in the quarter were up 93% versus the comparable quarter last year and we feel good about our prospects going forward,” Mr. Mathewson said.

“Carbon Fiber Technology LLC (“CFT”), our joint venture carbon fiber plant, is running smoothly at this time and some of the nagging operating issues have been resolved and we are looking for an increasing level of production. We have an initiative in process to establish additional raw material precursor sources with better quality for the future. Global carbon fiber is still in short supply,” said Mr. Mathewson.

“Our Vietnam venture is progressing well and on schedule, targeted for operation in the first quarter of 2007,” Mr. Mathewson said.

Aldila will host a conference call at 5 p.m. Eastern time, on Wednesday, July 26, 2006, with Peter R. Mathewson, Chairman and CEO and Robert J. Cierzan, Chief Financial Officer, to review Aldila’s 2006 second quarter financial results. For telephone access to the conference call dial 888-823-7457 or 973-935-8504 for international calls and request connection to the Aldila conference call. A live web cast of the conference call can be accessed on the Aldila web site at http://www.aldila.com. An archive of the web cast will be available through our web site for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release. These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future. Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ shaft and that its success will continue to attract new customer accounts. Forward-looking statements are necessarily subject to risks and uncertainties. Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors. Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2005, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K. The forward-looking statements in this press release are particularly subject to the risks that:

•      we will not maintain or increase our market share at our principal customers;

•      demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•      the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•      our product offerings, including the Aldila NV™ shaft and product offerings outside the golf industry, will not achieve or maintain success with consumers or OEM customers;

•      our business with Mission Hockey will not grow, or it declines;

•      our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•      CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•      the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•      acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished product to meet customer demand.

For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands, except share data)

	June 30,	December 31,
	2006	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$16,292	$15,821
Accounts receivable	8,299	7,233
Income taxes receivable	1,960	895
Inventories	15,490	12,387
Deferred tax assets	1,445	1,352
Prepaid expenses and other current assets	985	625
Total current assets	44,471	38,313

PROPERTY, PLANT AND EQUIPMENT	6,522	5,570

INVESTMENT IN JOINT VENTURE	2,889	2,895

DEFERRED TAXES	1,154	1,051

OTHER NON-CURRENT ASSETS	264	260

TOTAL ASSETS	$55,300	$48,089

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,661	$6,294
Accrued expenses	1,653	3,214
Total current liabilities	7,314	9,508

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	41	30
Total liabilities	7,355	9,538

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,599,846 shares as of June 30, 2006 and 5,395,523 shares as of December 31, 2005	56	54
Additional paid-in capital	51,069	47,041
Accumulated deficit	(3,180)	(8,544)
Total stockholders’ equity	47,945	38,551

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,300	$48,089

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

NET SALES	$17,397	$21,821	$38,167	$39,629
COST OF SALES	11,211	13,703	22,313	24,076
Gross profit	6,186	8,118	15,854	15,553

SELLING, GENERAL AND ADMINISTRATIVE	2,531	2,558	5,392	4,880
Operating income	3,655	5,560	10,462	10,673

OTHER EXPENSE (INCOME):
Other, net	(180)	(167)	(330)	(239)
Equity in earnings of joint venture	(49)	(56)	(95)	(124)

INCOME BEFORE INCOME TAXES	3,884	5,783	10,887	11,036
PROVISION FOR INCOME TAXES	1,199	2,139	3,860	4,083

NET INCOME	$2,685	$3,644	$7,027	$6,953

NET INCOME PER COMMON SHARE	$0.48	$0.70	$1.28	$1.34

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.47	$0.66	$1.26	$1.28

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,571	5,238	5,490	5,191

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,653	5,483	5,571	5,421

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Six months ended
	June 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,027	$6,953
Depreciation and amortization	605	642
Stock-based compensation	82	—
Loss on disposal of fixed assets	1	4
Undistributed income of joint venture, net	(163)	(141)
Changes in other assets & liabilities, net	(7,988)	(1,688)
Net cash (used for) provided by operating activities	(436)	5,770

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,547)	(625)
Proceeds from sales of marketable securities	—	4,971
Distribution from joint venture	169	—
Net cash (used for) provided by investing activities	(1,378)	4,346

CASH FLOWS FROM FINANCING ACTIVITIES:
Benefit from exercise of stock options	1,678	225
Proceeds from issuance of common stock	2,270	886
Dividend payments	(1,663)	(6,092)
Net cash provided by (used for) financing activities	2,285	(4,981)

NET INCREASE IN CASH AND CASH EQUIVALENTS	471	5,135

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,821	11,531

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,292	$16,666